EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
of CVS Corporation:

    We consent to incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397
and 2-53766 on Form S-8 and 333-52055 on Form S-3 of CVS Corporation of our report dated January 27, 1999, relating to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of CVS Corporation and to our report dated January 27, 1999 on the related financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of CVS Corporation.



/s/ KPMG LLP
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KPMG LLP

Providence, Rhode Island
March 29, 1999